FIDELITY SELECT PRECIOUS METALS AND MINERALS PORTFOLIO
A FUND OF
FIDELITY SELECT PORFOLIOS
SPECIAL MEETING OF SHAREHOLDERS
February 16, 2000
9:00 a.m.
WELCOMING REMARKS
CHAIRMAN: BEFORE COMMENCING WITH THE BUSINESS OF THE MEETING, I WOULD LIKE TO INTRODUCE MYSELF AND THE PEOPLE AT THE TABLE WITH ME. MY NAME IS ERIC ROITER, GENERAL COUNSEL OF FMR, AND I WILL BE ACTING AS CHAIRMAN OF THIS MEETING IN THE ABSENCE OF EDWARD C. JOHNSON 3d. WITH ME ARE MR. GERALD MCDONOUGH, AN INDEPENDENT TRUSTEE OF THE TRUST, MR. BOB DWIGHT, TREASURER OF THE FUNDS AND MS. CAREN CUNNINGHAM, SENIOR LEGAL COUNSEL, WHO WILL BE ACTING AS SECRETARY. AFTER THE FORMAL BUSINESS OF THE MEETING IS CONCLUDED, WE WILL ADJOURN AND THE FUND`S GROUP LEADER AND PORTFOLIO MANAGER WILL BE AVAILABLE TO ANSWER QUESTIONS CONCERNING THE FUND'S OPERATIONS.
 MR. MCDONOUGH AND MR. DWIGHT HAVE BEEN DESIGNATED AS PROXY AGENTS FOR ALL SHAREHOLDERS WHO HAVE PROPERLY RETURNED THEIR PROXY CARDS. THEY WILL BE MAKING AND SECONDING THE VARIOUS MOTIONS AS REPRESENTATIVES OF THOSE SHAREHOLDERS. THE TRUST HAS VOTING RIGHTS BASED ON THE PROPORTIONAL VALUE OF EACH SHAREHOLDER'S INVESTMENT. ACCORDINGLY, EACH SHAREHOLDER IS ENTITLED TO ONE VOTE FOR EACH DOLLAR OF NET ASSET VALUE HELD ON THE RECORD DATE FOR THE MEETING.
 THE SECRETARY HAS ADVISED ME THAT PROXIES REPRESENTING 50.001% OF THE OUTSTANDING VOTING SECURITIES OF THE FUND HAS BEEN RECEIVED. THIS FIGURE REPRESENTS A MAJORITY OF THE SHARES OUTSTANDING AND ENTITLED TO VOTE AT THIS MEETING AND THUS CONSTITUTES A QUORUM. ACCORDINGLY, THE MEETING IS HEREBY CALLED TO ORDER.
MEETING DOCUMENTS
CHAIRMAN: THE SECRETARY HAS PRESENTED ME WITH THE FOLLOWING DOCUMENTS IN CONNECTION WITH THIS MEETING:
 - NOTICE OF MEETING DATED December 20, 1999
 - PROXY STATEMENT DATED December 20, 1999
- FORM OF PROXY
- AFFIDAVIT ATTESTING TO THE MAILING OF THESE DOCUMENTS TO THOSE RECORD SHAREHOLDERS ENTITLED TO VOTE AT THIS MEETING
- SUBSTITUTE PROXY FORM.
 A LIST OF SHAREHOLDERS OF RECORD ENTITLED TO VOTE AT THIS MEETING IS AVAILABLE UPON REQUEST.
  READING OF NOTICE
CHAIRMAN: UNLESS THERE IS SOME OBJECTION, I BELIEVE WE CAN DISPENSE WITH A READING OF THE NOTICE, which is printed on the first page of your proxy statement.
 HEARING NO OBJECTION, WE CAN NOW TURN TO THE FIRST AND ONLY ITEM OF
BUSINESS.
 ITEM 1 - TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN PRECIOUS METALS AND MINERALS PORTFOLIO AND GOLD PORTFOLIO.
CHAIRMAN: THE FIRST AND ONLY ITEM OF BUSINESS IS TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN PRECIOUS METALS AND MINERALS PORTFOLIO AND FIDELITY SELECT PORFOLIOS: GOLD PORTFOLIO, PROVIDING FOR THE TRANSFER OF ALL OF THE ASSETS OF PRECIOUS METALS AND MINERALS PORTFOLIO TO GOLD PORTFOLIO IN EXCHANGE SOLELY FOR SHARES OF BENEFICIAL INTEREST IN GOLD PORTFOLIO AND THE ASSUMPTION BY GOLD PORTFOLIO OF PRECIOUS METALS AND MINERALS PORTFOLIO'S LIABILITIES, FOLLOWED BY THE DISTRIBUTION OF GOLD PORTFOLIO SHARES TO SHAREHOLDERS OF PRECIOUS METALS AND MINERALS PORTFOLIO IN LIQUIDATION OF PRECIOUS METALS AND MINERALS PORTFOLIO.
PROXY AGENT 1: MR. CHAIRMAN, I MOVE THAT THE PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN PRECIOUS METALS AND MINERALS PORTFOLIO AND GOLD PORTFOLIO, AS SET FORTH IN THE PROXY STATEMENT, BE APPROVED.
PROXY AGENT 2: I SECOND THE MOTION.
CHAIRMAN: ARE THERE ANY QUESTIONS?
 IS THERE ANYONE PRESENT WHO HAS NOT YET VOTED OR WISHES TO CHANGE AN EARLIER VOTE? IF YOU WISH TO CHANGE A VOTE, PLEASE INDICATE THAT YOU WISH TO DO SO WHEN THE ITEM IS VOTED. ANY VOTE RECEIVED AT THE MEETING WILL BE ADDED TO THE FINAL VOTE TABULATION.
 THE MEETING WILL NOW VOTE ON THIS PROPOSAL.
 THOSE IN FAVOR SAY "AYE."
PROXY AGENTS 1&2
AND SECRETARY: AYE.
CHAIRMAN: THOSE OPPOSED SAY "NO."
 WILL THE SECRETARY PLEASE REPORT ON THE RESULTS OF THE VOTING?
SECRETARY: THE FOLLOWING PERCENTAGE VOTES WERE RECORDED ON ITEM 1:
 PRECIOUS METALS AND MINERALS PORTFOLIO:
 FOR: 85.08%
 AGAINST: 8.94%
 ABSTAIN: 5.98%
CHAIRMAN: I DECLARE THAT THIS PROPOSAL HAS BEEN APPROVED.
 THIS CONCLUDES THE FORMAL BUSINESS OF THE MEETING.
 I WILL ENTERTAIN A MOTION THAT THE MEETING BE ADJOURNED.
PROXY AGENT 1: SO MOVED.
PROXY AGENT 2: SECONDED.
CHAIRMAN: THOSE IN FAVOR SAY "AYE."
PROXY AGENTS 1&2
AND SECRETARY: AYE.
CHAIRMAN: THOSE OPPOSED SAY "NO."
 THE MEETING IS ADJOURNED.